PRICING SUPPLENT NO. 4                                   RULE 424(b)(3)
DATED: August 19, 1997                               File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:           Floating Rate Notes      Book Entry Notes
$10,000,000                 [x]                      [x]

Original Issue Date:        Fixed Rate Notes         Certificated Notes
August 22, 1997             [_]                      [_]


Maturity Date:
August 22, 2002

Option to Extend Maturity:        No  [x]

                                  Yes [_]   Final Maturity Date:


                                            Optional            Optional
                      Redemption            Repayment           Repayment
Redeemable On         Price(s)              Date(s)             Price(s)
-------------         ----------            ---------           ---------

N/A                   N/A                   N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]         Commercial Paper Rate           Minimum Interest Rate: N/A

[_]         Federal Funds Rate              Interest Reset Date(s): *

[_]         Treasury Rate                   Interest Reset Period: Monthly

[_]         LIBOR Reuters                   Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                      Interest Payment Period: Monthly

[_]         CMT Rate


 Initial Interest Rate: ***

 Index Maturity:  One Month

 Spread (plus or minus): +0.20%
--------------------------------------------------

*        On the 22nd of each month.

**       On the 22nd of each month and at maturity.

***      One month LIBOR as of August 20, 1997, plus 20 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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